                                                                       EXHIBIT A

                      STARRETT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
                     (In Thousands Except Per Share Amounts)

                                                             NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              1997        1996
                                                             ------       -----

Weighted average number of shares outstanding
 during the period ....................................        6,261       6,261
                                                             =======      ======

Net Income ............................................      $ 2,292      $4,046
                                                             =======      ======

Primary earnings per share:

     Net Income .......................................      $   .37      $  .65
                                                             =======      ======


                                       16